IBT BANCORP, INC.
NEWS RELEASE
APRIL 21, 2004

F O R  I M M E D I A T E  R E L E A S E
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FOR FURTHER INFORMATION
CONTACT:                           Sheli L. Fyock
                                   Assistant Vice President/Marketing
                                   309 Main Street
                                   Irwin, Pennsylvania 15642
                                   Phone: 724-978-2705
                                   Email:  sfyock@irwinbank.com
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  IBT BANCORP, INC. ANNOUNCES 2nd QUARTER CASH DIVIDEND DECLARED APRIL 20, 2004

Irwin, Pennsylvania, April 21, 2004, (AMEX:IRW): The Board of Directors of IBT Bancorp, Inc. declared a cash dividend of $.40 per share on April 20, 2004. The dividend will be paid on Wednesday, May 12, 2004 to stockholders of record on April 30, 2004. This dividend represents a yield of 3.47% based upon a stock price of $46.05 at the close of business on April 20, 2004.

IBT Bancorp, Inc. is a Pennsylvania corporation headquartered in Irwin, Pennsylvania, which provides a full range of commercial and retail banking services through its wholly owned banking subsidiary, Irwin Bank & Trust Company. The bank operates through its main office, six branch offices, a loan center, and a trust office, as well as through five supermarket branches under the name "Irwin Bank Extra" located in the Pennsylvania counties of Westmoreland and Allegheny. The Bank's website is www.myirwinbank.com.
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The Company's  common stock is traded on the American  Stock  Exchange under the symbol "IRW".

Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.